Exhibit 23.5

Consent of Independent Public Accountants

To the Stockholders and Board of Directors of Public Service Company of
Oklahoma:

      As independent public accountants, we hereby consent to the incorporation of our report with respect to the Consolidated Financial Statements of Public Service Company of Oklahoma dated February 25, 2000, included in this Form 10-K, into Public Service Company of Oklahoma's previously filed registration statement on Form S-3 (File No. 333-00973).

Arthur Andersen LLP

Dallas, Texas
March 21, 2000



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